Exhibit 23.2


INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
I-Trax, Inc.


We hereby consent to the use in Amendment No. 2 to Form S-3 to be filed with the Securities and Exchange Commission on or about February 17, 2004 of our report, dated March 5, 2003, on the financial statements of I-Trax, Inc. as of December 31, 2002, which appear in such Amendment No. 2 to Form S-3. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York
February 17, 2004